UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	81-0422894 (IRS Employer Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Senior Subordinated Notes

On June 4, 2014, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of Scientific Games Corporation (the “Company”), issued $350 million in aggregate principal amount of its 6.625% Senior Subordinated Notes due 2021 (the “Notes”) at an issue price of 99.321% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S under the Securities Act.  The Notes were issued pursuant to an indenture dated as of June 4, 2014 (the “Indenture”) among SGI, as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

The Notes bear interest at the rate of 6.625% per annum, which accrues from June 4, 2014 and is payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2014. The Notes mature on May 15, 2021, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

SGI may redeem some or all of the Notes at any time prior to May 15, 2017 at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of redemption plus a “make whole” premium. SGI may redeem some or all of the Notes at any time on or after May 15, 2017 at the prices specified in the Indenture. In addition, at any time on or prior to May 15, 2017, SGI may redeem up to 35% of the initially outstanding aggregate principal amount of the Notes at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds from one or more equity offerings of the Company. Additionally, if a holder of Notes is required to be licensed, qualified or found suitable under any applicable gaming laws or regulations and that holder does not become so licensed or qualified or is not found to be suitable, then SGI will have the right to, subject to certain notice provisions set forth in the Indenture, (1) require that holder to dispose of all or a portion of those Notes or (2) redeem the Notes of that holder at a redemption price calculated as set forth in the Indenture. If the Company or SGI experiences specific kinds of changes in control (together, in certain circumstances, with a decrease in the rating of the Notes, as specified in the Indenture) or the Company or any of its restricted subsidiaries sells certain of its assets, then SGI must offer to repurchase the Notes on the terms set forth in the Indenture.

The Notes will be subordinated to all of the SGI’s existing and future senior debt, will rank equally with all of its existing and future senior subordinated debt and will rank senior to all of its future debt that is expressly subordinated to the Notes. The Notes will be guaranteed on a senior subordinated unsecured basis by the Company and all of its wholly owned domestic subsidiaries (other than SGI). The guarantees of the Notes will be subordinated to all of the guarantors’ existing and future senior debt, will rank equally with all of their existing and future senior subordinated debt and will rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes will be structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets.

The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or SGI, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, SGI, the Company, the subsidiary guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein, entered into a registration rights agreement, dated June 4, 2014 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, SGI and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) and use their commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit SGI to effect the exchange offer, SGI and the guarantors will use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before June 4, 2015 (subject to the right of the Company to extend such date by up to 90 additional days under customary “blackout” provisions if the Company determines in good faith that it is in possession of material, non-public information), the annual interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rate will revert to the original interest rate on the date the Notes were originally issued.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the Notes, is party to the Registration Rights Agreement. Merrill Lynch, Pierce, Fenner & Smith Incorporated and certain of the other initial purchasers (and/or their respective affiliates) have relationships with, or have entered into other transactions with, the Company.  In particular Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, RBS Securities Inc., UBS Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. and/or their respective affiliates, are lenders under SGI’s senior secured credit facilities.

The foregoing descriptions of the terms of the Indenture and the Registration Rights Agreement are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 4.1 and 4.2 respectively.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 4, 2014, the Company announced that, pursuant to SGI’s previously announced tender offer and consent solicitation, SGI received tenders and consents from the holders of $140,602,000, or approximately 40.2%, in aggregate principal amount of SGI’s outstanding 9.250% Senior Subordinated Notes due 2019 (the “2019 Notes”) by the expiration of the early tender deadline, June 3, 2014, at 5:00 p.m. New York City time.  SGI purchased the tendered 2019 Notes at a price of $1,021.25 for each $1,000 principal amount of Notes validly tendered and not withdrawn.  Holders who tendered their 2019 Notes and delivered consents before the early tender deadline also received an early tender amount of $30.00 for each $1,000 principal amount of 2019 Notes validly tendered and not withdrawn.

On June 4, 2014, a notice of redemption was distributed to holders of the outstanding 2019 Notes. The outstanding 2019 Notes are scheduled to be redeemed on July 4, 2014 and are expected to be settled in cash on July 7, 2014 in accordance with the terms of the indenture governing the 2019 Notes. The redemption price is equal to 104.625% of the principal amount of the 2019 Notes, plus accrued and unpaid interest to the redemption date. On June 4, 2014, SGI satisfied and discharged the indenture governing the 2019 Notes by depositing funds with the trustee sufficient to pay the redemption price.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release announcing, among other things, the receipt of tenders and consents in connection with the tender offer and the distribution of the notice of redemption.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 4, 2014, among SGI, as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2

Registration Rights Agreement, dated as of June 4, 2014, among SGI, the Company, the other guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein.

99.1	Press Release of the Company, dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

	By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President – Worldwide Legal Affairs and Corporate Secretary

Date: June 6, 2014

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of June 4, 2014, among SGI, as issuer, the Company, as a guarantor, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2

Registration Rights Agreement, dated as of June 4, 2014, among SGI, the Company, the other guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the initial purchasers listed therein.

99.1	Press Release of the Company, dated June 4, 2014.